SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                SOYO GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                            ANDREW N. BERNSTEIN, ESQ.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                SOYO GROUP, INC.
                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
                            Telephone: (909) 292-2500


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      To Be Held Friday, February 17, 2006



To Our Shareholders:

         PLEASE TAKE NOTICE that a Special Meeting of Shareholders of Soyo Group, Inc. will be held at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, on Friday, February 17, 2006, at 11:00 a.m., local time, for the following purpose:

         1. To approve the establishment of our 2005 stock compensation plan for the benefit of our officers, directors, employees and advisors (the "2005 Stock Compensation Plan Proposal").

         The board of directors has fixed the close of business on January 27, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment. A proxy statement which describes the foregoing proposal and a form of proxy accompany this notice.

                                              By Order of the Board of Directors



                                              Nancy Chu
                                              CFO and Secretary

Dated: February 1, 2006

                                    IMPORTANT

         Whether or not you expect to attend the meeting, please execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage. If you grant a proxy, you may revoke it at any time prior to the meeting. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                                SOYO GROUP, INC.
                            1420 South Vintage Avenue
                         Ontario, California 91761-3646


                                 PROXY STATEMENT


                         SPECIAL MEETING OF SHAREHOLDERS
                      To Be Held Friday, February 17, 2006


                              SOLICITATION OF PROXY

         The accompanying proxy is solicited on behalf of the board of directors of Soyo Group, Inc. for use at our special meeting of shareholders to be held at 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, on Friday, February 17, 2006, and at any adjournment. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers, directors and other employees, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse them at the rates suggested by the New York Stock Exchange. We will bear the cost of this solicitation of proxies, which is expected to be nominal. Proxy solicitation will commence with the mailing of this proxy statement on or about February 1, 2006.

         Execution and return of the enclosed proxy will not affect your right to attend the meeting and to vote in person. If you execute a proxy, you still retain the right to revoke it at any time prior to exercise at the meeting. A proxy may be revoked by delivery of written notice of revocation to our secretary, by execution and delivery of a later proxy, or by voting the shares in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with its instructions. If there are no specific instructions, proxies will be voted "FOR" the proposal to approve the establishment of our 2005 Stock Compensation Plan.

                               PURPOSE OF MEETING

         As stated in the notice of special meeting of shareholders accompanying this proxy statement, the only business to be conducted and the only matter to be considered and acted upon at the meeting is as follows:

         1. To approve the establishment of our 2005 stock compensation plan for the benefit of our officers, directors, employees and advisors (the "2005 Stock Compensation Plan Proposal").


                                VOTING AT MEETING

         Our voting securities consist solely of common stock, $0.001 par value per share.

         The record date for shareholders entitled to notice of and to vote at the meeting is the close of business on January 27, 2006, at which time we had outstanding and entitled to vote at the meeting 48,681,511 shares of common stock. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the record date. Shareholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

         Approval of the 2005 Stock Compensation Plan Proposal will require the affirmative vote of the holders of a majority of all of our shares of common stock outstanding and entitled to vote at the meeting.

         Ming Tung Chok, our president, chief executive officer and director, and Nancy Chu, our chief financial officer, secretary and director, have advised us that they intend to vote all of their 26,209,548 shares held by them as of the record date, representing 53.8% of all outstanding shares, in favor of the 2005 Stock Compensation Plan Proposal. Accordingly, if such shares are so voted, the 2005 Stock Compensation Plan Proposal will be approved and adopted without any action on the part of any other stockholder of the Company.


                                 STOCK OWNERSHIP

         The following table sets forth certain information as of December 31, 2005 regarding the beneficial ownership of our shares of common stock by:

         (i)      each of our executive officers;
         (ii)     each of our directors;




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

         (iii) each person who is known by us to own beneficially more than 5% of our outstanding common stock; and
         (iv)     all of our directors and executive officers as a group.

This information gives effect to securities deemed outstanding  pursuant to Rule
13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. As of December 31, 2005, we had 48,681,511 shares of our common stock issued and outstanding. As far as is known to our management, no person owns beneficially more than five percent of our outstanding shares of common stock as of December
31, 2005 except as set forth below.

                                              Amount and Nature      Percentage of Class
    Name and Address of Beneficial Owner   of Beneficial Ownership    Beneficially Owned
    ------------------------------------   -----------------------    ------------------
    Ming Tung Chok (1)(2)                        12,000,000                24.65%
    Nancy Chu (1)(2)                             14,209,548                29.19%
    All executive officers and directors         26,209,548                53.84%
    as a group (2 persons)

    SOYO Computer, Inc. (3)                       1,219,512                 2.51%
    Urmston Capital (4)                           7,065,392                14.51%

----------

(1) The address of these holders is 1420 South Vintage Avenue, Ontario, California 91761.
(2) Ming Tung Chok and Nancy Chu are husband and wife and are considered to be the beneficial owner of each other's shares. Collectively, they own 26,209,548 shares.
(3) The address for SOYO Computer, Inc. is No. 21 Wu-kung 5 Road, Hsing Chuang City, Taipu Hsien, Taiwan, ROC.
(4) The address for Urmston Capital is 148 Xinglung Road, Sec. 3, WenShan District, Taipei, Taiwan, ROC.











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

                    THE 2005 STOCK COMPENSATION PLAN PROPOSAL

         On February 18, 2005, our board of directors adopted and approved our 2005 Stock Compensation Plan (the "Plan") subject to shareholder approval. The purpose of the Plan and the grant of stock options under it is to promote our and your interests by providing our executive officers, directors, employees and advisors with an opportunity to acquire a proprietary ownership interest in us and to develop a stronger incentive to put forth maximum effort for our continued success and growth. In addition, the opportunity to acquire a proprietary interest in us improves our ability to attract and retain key personnel of outstanding ability. We believe that stock options encourage optionees to remain in our employ in order to benefit from any appreciation of our common stock.

         Options granted pursuant to the Plan will constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which constitute nonqualified options at the time of issuance of such options. The Plan provides that incentive stock options and/or nonqualified stock options may be granted to our officers, directors, employees and advisors selected by our Compensation Committee. A total of 5,000,000 shares of common stock are authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in our capitalization in the case of a stock split, stock dividend or similar event. The Plan expires February 18, 2015.

         The Plan is administered by our Compensation Committee which has the sole authority to interpret the Plan and to make all determinations necessary or advisable for administering the Plan, including but not limited to:

o        who shall be granted options under the Plan;
o        the term of each option;
o        the number of shares covered by such option;

o whether the option shall constitute an incentive option or a nonqualified option;
o the exercise price for the purchase of the shares covered by the option, provided that the exercise price for any incentive option must be at least equal to the fair market value of the shares as of the date of grant of such option;
o        the period during which the option may be exercised;
o whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments; and
o        the time or times at which the options shall be granted.


         Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price must be paid in full either in cash, shares of our common stock or a combination.

         On July 8, 2005, subject to shareholder approval of the Plan, we granted a total of 2,889,000 options to purchase 2,889,000 shares at an exercise price of $0.75 per share for a term through July 22, 2010, each in cumulative annual increments of 33.3% beginning July 22, 2006, including the following grants to our executive officers and directors:

         o 600,000 options to Ming Chok, our president, chief executive officer, and a director
         o 600,000 options to Nancy Chu, our chief financial officer and a director

         If any option to purchase reserved shares is not exercised for any reason or if such option to purchase shall terminate as provided by the Plan, such shares which have not been so purchased shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

         We have been advised that the federal income tax consequences of the Plan to us and the optionees, and possible exercise of options granted under the Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the Plan. This discussion does not address all of the tax consequences that may be applicable to any particular optionee or to us. In addition, this discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this proxy statement.

         The income tax treatment of nonstatutory options is governed by ss.83 of the Code. This section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of its exercise or disposal of the option but not at the time of its grant. We will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether a nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or the exercise of the nonstatutory option is the taxable event for the optionee who rendered the services for which the option was granted.

         No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by the employee. In addition, the employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes



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

of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

         Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of ss.421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer's alternative minimum taxable income.


         THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE 2005 STOCK COMPENSATION PLAN PROPOSAL.


         The above notice and proxy statement are sent by order of our board of directors.



                                                Nancy Chu
                                                Chief Financial Officer
                                                and Secretary

February 1, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                                SOYO GROUP, INC.
                          TO BE HELD FEBRUARY 17, 2006


         The undersigned hereby appoints Nancy Chu as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes her to represent and to vote, as designated below, all the shares of common stock of Soyo Group, Inc. held of record by the undersigned as of the close of business on January 27, 2006, at the Special Meeting of Shareholders to be held on Friday, February 17, 2006, or any adjournment or postponement.


1. To approve the establishment of our 2005 stock compensation plan for the benefit of our officers, directors, employees and advisors (the "2005 Stock Compensation Plan Proposal").


                  _____ FOR   _____ AGAINST   _____ ABSTAIN


         It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED IN FAVOR OF ITEM (1) ABOVE.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy or her substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________, 2006

                                            Signature


                                            Signature if held jointly




PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



[_] PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING.